November 23 2007


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn.: Document Control



RE:	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing Ten
Ordinary Share of
Chitaly Holdings
Limited
(Form F6 File No. 333120429)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933 as amended on behalf of The Bank of New York as Depositary for securities against which American Depositary Receipts are to be issued we attach a copy of the new prospectus
(Prospectus) reflecting the change in name to Royale Furniture Holdings Limited of Ten (10) ordinary share represented by one American
Depositary Share (the Ratio).

As required by Rule 424(e) the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate with revised name change for Chitaly
Holdings Limited.

The Prospectus has been revised to reflect the new name from Chitaly Holdings Limited to ArcelorMittal South Africa Limited.

EFFECTIVE November 19 2007 THE
COMPANYS NAME HAS CHANGED TO
ROYALE FURNITURE HOLDINGS
LIMITED


Please contact me with any questions or
comments at 212 8152476

Zhuo Wang
Assistabt Treasurer
The Bank of New York Mellon  ADR Division
Encl.
CC: Paul Dudek Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West New York NY 10286